Consent of Independent Auditors

The Board of Directors of Aetna Life Insurance and Annuity Company and Policyholders of Aetna Variable Life Account B:

We consent to the incorporation by reference in the registration statement (No. 33-76004) on Form S-6 our reports dated February 4, 1997 and
February 14, 1997.

                                                           KPMG Peat Marwick LLP

Hartford, Connecticut
July 14, 1997